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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Form S-8 (No. 333-10703) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan and Young Broadcasting Inc. 401(k) Plan;

  2)
  Form S-8 (No. 333-26997) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan and Young Broadcasting Inc. 401(k) Plan;

  3)
  Form S-8 (No. 333-88591) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan;

  4)
  Form S-8 (No. 333-101296) pertaining to the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan; and

  5)
  Form S-8 (No. 333-120363) pertaining to the Young Broadcasting Inc. 2003 Non-Employee Directors' Deferred Stock Unit Plan.

of our reports dated March 13, 2008, with respect to the consolidated financial statements and schedule of Young Broadcasting Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Young Broadcasting Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

New York, New York
March 13, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm